Exhibit 99.1

Contact: Drew Babin, CFA
Senior Managing Director – Corporate Communications
Medical Properties Trust, Inc.
(646) 884-9809
dbabin@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST AND MACQUARIE INFRASTRUCTURE PARTNERS V ENTER PARTNERSHIP FOR EIGHT MASSACHUSETTS HOSPITALS VALUED AT $1.78 BILLION

Expected Cash Proceeds to MPT of $1.3 Billion to Repay Debt and Fund Previously Announced Investments in Inpatient Behavioral Health Facilities

MPT to Recognize $685 Million Gain on Real Estate Based on 5.6% Valuation of 2021 Hospital Rents

Birmingham, AL – September 1, 2021 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPW) today announced that it has entered into an agreement with Macquarie Infrastructure Partners V (“MIP V”) to form a partnership pursuant to which a MIP V controlled subsidiary will acquire a 50% interest in a portfolio of eight Massachusetts-based general acute care hospitals currently owned by MPT and operated by Steward Health Care System (“Steward”). MIP V is an Americas-focused $6.9 billion unlisted infrastructure fund managed by Macquarie Asset Management (“MAM”). The transaction values the portfolio at approximately $1.78 billion.

“We are very pleased to have found in Macquarie Asset Management a partner that recognizes the pivotal role hospitals play in U.S. infrastructure,” said Edward K. Aldag, Jr., MPT’s Chairman, President, and CEO. “This first of its kind partnership with one of the largest infrastructure investors globally confirms the quality of this hospital portfolio and demonstrates the strength of MPT’s overall investment strategy and our ability to deliver value for our shareholders. This transaction’s portfolio valuation is a 48% increase over our original investment in these hospitals made in 2016, and the compelling value creation reflects the strength of MPT’s underwriting process, which allows our team to identify operators and strategies that are likely to result in long-term and sustained improvement in operating results. This partnership also strongly validates the financial and operational strength of Steward, which has significantly improved the performance of these assets over the last five years and has continued to deliver first class patient care to the Boston area throughout the pandemic while growing its overall national footprint.”

“We are pleased to enter into this partnership with MPT,” said Karl Kuchel, Chief Executive Officer of Macquarie Infrastructure Partners. “The eight hospitals that we are investing in are essential to their local communities and Steward, as operator, has clearly demonstrated the ability to transform the performance of these acute care hospitals over the last five years, so that they are now world class, well-operated healthcare infrastructure facilities. MPT is a leading global hospital owner, and our 50/50 partnership with MPT, combined with the 20-year triple net master lease with Steward, ensures that there is strong alignment across all parties with respect to the long-term performance of this portfolio.”

Steward Health Care commented, “Steward is pleased to see continued value creation around these hospitals. Macquarie’s purchase of these assets is a vote of confidence in Steward’s operational experience and its track record of delivering value for its stakeholders, employees, patients, communities, and partners over the long term.”

MIP V has agreed to acquire its interest in the partnership for cash based on a 5.6% 2021 cash cap rate. The absolute triple net master lease between MPT and Steward was recently amended for a new 20-year term through 2041, which includes customary terms such as annual CPI escalation. Subject to market conditions, the partnership expects to raise nonrecourse secured debt of up to 55% of asset value. Total anticipated proceeds to MPT, including proceeds from the expected secured debt, will be approximately $1.3 billion.

STRATEGIC AND FINANCIAL BENEFITS OF TRANSACTION

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Strengthens Balance Sheet. The cash proceeds anticipated to be generated through this transaction will be used to repay debt and fund MPT’s previously announced $950 million Springstone inpatient behavioral health facility transactions, which are expected to close in the second half of 2021. Pro forma for these transactions, as well as all transactions announced as of MPT’s July 29, 2021 second quarter earnings release, the Company’s net debt-to-annualized adjusted EBITDA ratio is expected to be 6.2x. MPT expects available liquidity will amount to almost $1.5 billion.

•

Provides Efficient Permanent Equity Capital at Attractive Cost. The transaction enables MPT to continue to apply substantial equity funding to its U.S. investments, while issuing low-coupon, long-term unsecured debt in local currency to fund its international growth. The 5.6% cash cap rate at which this transaction is expected to occur provides a strongly accretive cost of equity capital for MPT’s recently announced U.S. general acute and behavioral health acquisitions totaling more than $2 billion.

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Advances Diversification of Operator Portfolio. Operator portfolio diversification is a core priority of MPT’s. Over the past two years, MPT’s operator relationships have expanded rapidly, growing from 30 in 2018, to 50 in 2020. The transaction will continue to advance this objective by further reducing the Steward concentration. Overall diversification is expected to improve further as MPT continues to invest domestically and internationally.

•

Demonstrates Repeatable Opportunity in U.S. Hospital Sector. The partnership represents the significant and growing interest by sophisticated institutional investors in ownership of acute hospital real estate and is a first-of-its-kind investment by an infrastructure investor in the U.S. hospital sector. This is a validation of MPT’s strategy and its unique expertise, and critically, represents potential for similar value-generative opportunities in the future.

The consummation of the transaction is subject to customary closing conditions, as well as the ability to source nonrecourse secured debt financing for the transaction. MPT cannot give assurances that the transactions will be successfully consummated as described above or at all.

UPDATED OUTLOOK

Based on year-to-date transactions, along with an assumed capital structure pro forma for completion of the partnership with Macquarie Asset Management and no additional debt or equity transactions (resulting in a net debt-to-EBITDA ratio of approximately 6.0x), MPT expects an annual run-rate of $1.16 to $1.20 per diluted share for net income and $1.81 to $1.85 per diluted share for Normalized Funds from Operations (“NFFO”). Included in the annual run-rate estimate, but not included in annualized actual results for the second quarter of 2021, are timing adjustments related to investment and capital markets transactions closed during the second quarter, the annualized difference between the 8.6% Priory GAAP lease rate and the loan interest rate effective for most of the second quarter, the combined impact of MPT’s binding agreements to execute the partnership, the acquisition of five hospitals in South Florida to be operated by Steward, the Springstone behavioral health investment, and the aggregate future earnings contribution from two hospitals under development and various expansion projects where rent has not yet commenced. While interest income from the £250 million non-real estate acquisition loan related to the Priory transaction was included in second quarter actual results, it is not included in annual run-rate guidance due to its temporary nature.

These estimates do not include the effects, if any, of unexpected real estate operating costs, changes in accounting pronouncements, litigation costs, debt refinancing costs, acquisition costs, currency exchange rate movements, changes in income tax rates or estimates, interest rate hedging activities, write-offs of straight-line rent or other non-recurring or unplanned transactions. Moreover, these estimates do not provide for the impact on MPT or its tenants and borrowers from the global COVID-19 pandemic. These estimates may change if the Company acquires or sells assets in amounts that are different from estimates, market interest rates change, debt is refinanced, new shares are issued, additional debt is incurred, other operating expenses vary, income from equity investments vary from expectations, or existing leases or loans do not perform in accordance with their terms.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust formed in 2003 to acquire and develop net-leased hospital facilities. From its inception in Birmingham, Alabama, the Company has grown to become one of the world’s largest owners of hospitals with roughly 440 facilities and 46,000 licensed beds (on a pro forma basis) in nine countries and across four continents. MPT’s financing model facilitates acquisitions and recapitalizations and allows operators of hospitals to unlock the value of their real estate assets to fund facility improvements, technology upgrades and other investments in operations. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

About MIP V and Macquarie Asset Management

MIP V is an Americas-focused $6.9 billion unlisted infrastructure fund managed by Macquarie Asset Management. Macquarie Asset Management provides specialist investment solutions to clients across a range of capabilities including infrastructure and renewables, real estate, agriculture, transportation finance, private credit, equities, fixed income, and multi-asset solutions.

As of March 31, 2021, the Macquarie Asset Management business had $427 billion of assets under management and over 1,900 staff operating across 20 markets in Australia, the Americas, Europe, and Asia.

Macquarie Asset Management, through its affiliates, has been managing assets for institutional and retail investors since 1980 in Australia and in the United States. Retail investors recognize the Delaware Funds ® by Macquarie family of funds as one of the longest-standing mutual fund families, with more than 80 years in existence.

More information can we found at www.mirafunds.com.

This press release does not constitute an advertisement or an offer to sell any security or the solicitation of any offer to buy an interest in MIP V or any existing or future fund or investment vehicle managed or advised by MAM and/or its affiliates or any other security.

None of the entities referred to in this press release is an authorised deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia). The obligations of these entities do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (“MBL”). MBL does not guarantee or otherwise provide assurance in respect of the obligations of that entity.

Mizuho Financial Group is acting as financial adviser, and Gibson, Dunn & Crutcher is acting as legal adviser to Macquarie Asset Management on the transaction. CBRE is acting as financial adviser, and Goodwin Procter and Baker Donelson PC are acting as legal advisors for MPT.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “estimate”, “target”, “anticipate”, “believe”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding our strategies, objectives, future expansion and development activities, and expected financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results or future events to differ materially from those expressed in or underlying such forward-looking statements, including, but not limited to: (i) the economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic, including governmental assistance to hospitals and healthcare providers, including certain of our tenants; (ii) the ability of our tenants, operators and borrowers to satisfy their obligations under their respective contractual arrangements with us, especially as a result of the adverse economic impact of the COVID-19 pandemic, and government regulation of hospitals and healthcare providers in connection with same (as further detailed in our Current Report on Form 8-K filed with the SEC on April 8, 2020); (iii) our expectations regarding annual run-rate net income and NFFO per share; (iv) our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate acquisitions and investments; (v) the nature and extent of our current and future competition; (vi) macroeconomic conditions, such as a disruption of or lack of access to the capital markets or movements in currency exchange rates; (vii) our ability to obtain debt financing on attractive terms or at all, which may adversely impact our ability to pursue acquisition and development opportunities and pay down, refinance, restructure or extend our indebtedness as it becomes due; (viii) increases in our borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of LIBOR after 2021; (ix) international, national and local economic, real estate and other market conditions, which may negatively impact, among other things, the financial condition of our tenants, lenders and institutions that hold our cash balances, and may expose us to increased risks of default by these parties; (x) factors affecting the real estate industry generally or the healthcare real estate industry in particular; (xi) our ability to maintain our status as a REIT for federal and state income tax purposes; (xii) federal and state healthcare and other regulatory requirements, as well as those in the foreign jurisdictions where we own properties; (xiii) the value of our real estate assets, which may limit our ability to dispose of assets at attractive prices or obtain or maintain equity or debt financing secured by our properties or on an unsecured basis; (xiv) the ability of our tenants and operators to comply with applicable laws, rules and regulations in the operation of the our properties, to deliver high-quality services, to attract and retain qualified personnel and to attract patients; (xv) potential environmental contingencies and other liabilities; (xvi) the closing of the expected Priory operating loan repayment and the Springstone behavioral health sale-leaseback and operator investments; and (xvii) the risk that the Steward Massachusetts partnership transaction and unrelated property sales, loan repayments, and other capital recycling transactions do not occur.

The risks described above are not exhaustive and additional factors could adversely affect our business and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and as updated in our quarterly reports on Form 10-Q. Forward-looking statements are inherently uncertain and actual performance or outcomes may vary materially from any forward-looking statements and the assumptions on which those statements are based. Readers are cautioned to not place undue reliance on forward-looking statements as predictions of future events. We disclaim any responsibility to update such forward-looking statements, which speak only as of the date on which they were made.

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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Annual Run-Rate Guidance Reconciliation

(Unaudited)

	Annual Run-Rate Guidance - Per Share(1)
	Low	High
Net income attributable to MPT common stockholders	$1.16	$1.20
Participating securities’ share in earnings	—	—

Net income, less participating securities’ share in earnings	$1.16	$1.20
Depreciation and amortization	0.65	0.65

Funds from operations	$1.81	$1.85
Other adjustments	—	—

Normalized funds from operations	$1.81	$1.85

(1)

The guidance is based on current expectations and actual results or future events may differ materially from those expressed in this table, which is a forward-looking statement within the meaning of the federal securities laws. Please refer to the forward-looking statement included in this press release and our filings with the Securities and Exchange Commission for a discussion of risk factors that affect our performance.

Pro Forma Net Debt/Annualized Adjusted EBITDA

(Unaudited)

(Amounts in thousands)	For the Three Months Ended June 30, 2021
Net income attributable to MPT common stockholders	$114,565
Pro forma adjustments for investment activity(A)	26,212

Pro forma net income	$140,777
Add back:
Interest(B)	90,848
Depreciation and amortization(B)	87,668
Share-based compensation	12,771
Loss on sale of real estate	1,387
Write-off (recovery) of straight-line rent and other	(13)
Debt refinancing and unutilized financing costs	70
Non-cash fair value adjustments	2,121
Income tax(B)	50,890

2Q 2021 Pro forma adjusted EBITDA	$386,519

Annualization	$1,546,076

Total debt at June 30, 2021	$10,047,108
Pro forma changes after June 30, 2021	(398,782)

Pro forma net debt	$9,648,326

Pro forma net debt / annualized adjusted EBITDA	6.2x

(A)

Reflects our binding commitments on the Steward Massachusetts partnership and 18 behavioral health facilities in the United States, as well as our third quarter 2021 acquisitions of five acute care facilities in South Florida, four acute care hospitals in California, one facility in the United Kingdom and our other mid-quarter investments and disposals.

(B)	Includes our share of interest, real estate depreciation and income tax expense from unconsolidated joint ventures.

Investors and analysts following the real estate industry utilize net debt (debt less cash) to EBITDA (net income before interest expense, income taxes, depreciation and amortization) as a measurement of leverage that shows how many years it would take for us to pay back our debt, assuming net debt and EBITDA are held constant. The table above considers the pro forma effects on net debt and EBITDA from investments and capital transactions that were either completed during the period or disclosed as firm commitments, assuming such transactions were consummated/fully funded as of the beginning of the period. In addition, we show EBITDA adjusted to exclude stock compensation expense, gains or losses on real estate and other dispositions, debt refinancing or similar charges, and impairment charges to derive Pro forma Annualized Adjusted EBITDA, which is a non-GAAP measure. We believe Pro forma Net Debt and Pro forma Annualized Adjusted EBITDA are useful to investors and analysts as they allow for a more current view of our credit quality and allow for the comparison of our credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period.